UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 21, 2021

SELECT INTERIOR CONCEPTS, INC.
 (Exact name of registrant as specified in its charter)

Delaware	001-38632	47-4640296
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Galleria Parkway, Suite 1760 Atlanta, Georgia	30339
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (888) 701-4737

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.01 per share	SIC	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Introductory Note

As previously announced, on August 8, 2021, Select Interior Concepts, Inc., a Delaware corporation (the “Company” or “SIC”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among SIC, Astro Stone Intermediate Holding, LLC (“Parent”), a Delaware limited liability company and affiliate of Sun Capital Partners, Inc. (“Sun”), and Astro Stone Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Subsidiary”).  On October 21, 2021, pursuant to the terms and conditions set forth in the Merger Agreement, Merger Subsidiary was merged with and into SIC (the “Merger”) with SIC surviving the Merger as a wholly-owned subsidiary of Parent.

The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is included as Exhibit 2.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) by the Company on August 10, 2021 and is incorporated by reference herein.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

At the effective time of the Merger (the “Effective Time”), (i) each issued and outstanding share (each, a “Share”)  of Class A Common Stock, par value $0.01 per share (“Company Stock”), was cancelled and converted into the right to receive $14.50 per Share in cash, without interest (the “Merger Consideration”), (ii) each outstanding service-based restricted stock unit of the Company (each, a “Company RSU”) was canceled, and each holder of each such Company RSU received the right to receive for each such Company RSU an amount in cash equal to the Merger Consideration, (ii) each outstanding performance-based restricted stock unit of the Company (each, a “Company PSU”) was canceled, and the each holder for each such Company PSU received the right to receive for each such Company PSU an amount in cash equal to the Merger Consideration and (iii) each outstanding restricted share of Company Stock (collectively, “Company Restricted Stock”) was canceled, and each holder of each such Company Restricted Stock received the right to receive for each such Company Restricted Stock an amount in cash equal to the Merger Consideration.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with the consummation of the Merger, the Company notified representatives of The Nasdaq Stock Market LLC (Nasdaq Capital Market) (“NASDAQ”) that the Merger had been completed and requested that NASDAQ delist the Company Stock.  As a result, trading of Company Stock, which traded under the ticker symbol “SIC” on NASDAQ, was suspended after the close of trading on NASDAQ on October 21, 2021.  In addition, the Company requested that NASDAQ file with the SEC a Notification of Removal from Listing and/or Registration under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) on Form 25 in order to effect the delisting of the shares of the Company Stock from NASDAQ and deregistration of such shares under Section 12(b) of the Exchange Act.  The Company also intends to file with the SEC a Form 15 under the Exchange Act requesting the deregistration of the shares of the Company Stock under Section 12(g) of the Exchange Act and the suspension of the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act.

Item 3.03.	Material Modification of Rights of Security Holders.

The information set forth in the Introductory Note and Items 2.01, 3.01, 5.01, 5.02 and 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.01.	Change of Control of Registrant.

The information set forth in the Introductory Note and under Items 2.01 and 5.02 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

Pursuant to the Merger Agreement, at the Effective Time, all of the members of the Company’s board of directors (which consisted of Donald McAleenan, Robert Scott Vansant, S. Tracy Coster, Bryant Riley and Brett Wyard) ceased to be directors of the Company.

Information set forth under Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.02.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Description

2.1
Merger Agreement, dated August 8, 2021, by and among SIC, Parent and Merger Subsidiary (incorporated by reference to Exhibit 2.1 to the Company's Current Report on Form 8-K filed with the SEC on August 10, 2021).

99.1	Press Release of the Company, dated October 21, 2021
104	Cover page interactive data file (formatted in iXBRL and contained in Exhibit 101).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 21, 2021	SELECT INTERIOR CONCEPTS, INC.

	By:	/s/ L.W. Varner, Jr.
Name: L.W. Varner, Jr.
Title: Chief Executive Officer